Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Volumetric Fund, Inc., on Form N-1A of our report dated February 6, 2009, on our audits of the statement of net assets of Volumetric Fund, Inc., as of December 31, 2008, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years then ended and the financial highlights for each of the five years then ended, which report is incorporated by reference into this Registration Statement.
						/s/BKD, LLP


Houston, Texas
March 20, 2009